Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated May 13, 2005 on the Liberty Enterprises, Inc. and Subsidiaries financial statements for the year ended December 31, 2004 included in this Form 8-K/A, into the previously filed Registration Statement Nos. 333-121367, 333-100694, 333-70386, 333-51020, 333-50892, 333-94727, 333-07421 and 33-60151
of John H. Harland Company on Form S-8.

         /s/ Grant Thornton LLP
         --------------------------
         Grant Thornton LLP
         Minneapolis Minnesota
         August 26, 2005


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